Exhibit 3.2.2

LEGGETT & PLATT, INCORPORATED

BYLAWS

as amended through ~~November 9, 2021~~ February 22, 2023

ARTICLE 1. MEETINGS OF SHAREHOLDERS

Section 1.1 Annual Meeting – Date, Place and Time. The annual meeting of the shareholders for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held on such date, at such time and at such place, within or without the State of Missouri, or by means of remote communication, or by both in person meeting and by remote communication, as shall be determined by the Board of Directors.

Section 1.2 Business at Annual Meetings.

(a)    The business at each annual meeting of the shareholders shall include the election of Directors and only such other business as has been properly brought before the meeting by being (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) brought before the meeting by or at the direction of a majority of the Board of Directors, or (iii) brought before the meeting by a shareholder in accordance with Section 1.2(b).

(b)    For any business to be properly brought before an annual meeting by a shareholder:

(1) The shareholder must be a shareholder of record both at the time of giving of notice required in this Section 1.2(b) and at the time of the meeting.

(2) The Secretary must receive, at the principal executive offices of the Corporation, a written notice from the shareholder not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if (i) no annual meeting was held in the previous year or (ii) the date of the annual meeting is advanced or delayed by more than 30 days from such anniversary date, notice by the shareholder must be received not later than the later of the 90th day prior to such annual meeting or the tenth day following the public announcement of such meeting. Neither an adjournment nor a postponement of an annual meeting (or an announcement thereof) shall begin a new time period for delivering a shareholder’s notice.

(3) The shareholder’s notice shall set forth:

(i) a brief description of the business proposed to be brought before the meeting, the text of the proposal or business (including any proposed resolutions proposed for consideration and, in the event that such proposal or business includes a proposal to amend these Bylaws, the text of the proposed amendment), the reasons for proposing to conduct such business at the meeting and any material interest of such shareholder (and of the beneficial owner, if any, on whose behalf the proposal is made) in such business;

(ii) a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder; and

(iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, (a) the name and address of such shareholder and beneficial owner, as they appear on the Corporation’s books and of their respective affiliates or associates or others acting in concert therewith, (b) (1) the class and number of shares of stock of the Corporation which are, directly or indirectly, owned beneficially and of record by such shareholder and beneficial owner, and of their respective affiliates or associates or others acting in concert therewith, (2) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the shareholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (3) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith has a right to vote any shares of any security of the Corporation, (4) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such shareholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such shareholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation (any of the foregoing, a “Short Interest”), (5) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith that are separated or separable from the underlying shares of the Corporation, (6) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (7) any performance-related fees (other than an asset-based fee) that such shareholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, (8) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by such shareholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith, and (9) any direct or indirect interest of such shareholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith in any contract with the Corporation, any affiliate of the Corporation ~~or~~, any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), or in the outcome of any threatened or pending litigation or regulatory proceeding involving the Corporation (the foregoing items (1) through (9), individually or collectively, the “Disclosable Interests”), if any, as of the date of such notice, including without limitation any Disclosable Interests held by members of such shareholder’s immediate family sharing the same household (which information shall be supplemented by such shareholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), (c) a representation that the shareholder intends to appear in person or by proxy at the meeting to propose such business, (d) any other information that would be required to be provided by the shareholder or beneficial owner in a proxy statement or other filing required to be made in connection with solicitations of proxies for the proposal pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in such person’s capacity as a proponent of a shareholder proposal, (e) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by such shareholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, if any, and (f) a representation as to whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or (ii) to otherwise solicit proxies from shareholders in support of such proposal.

In addition, to be considered timely, a shareholder’s notice to the Secretary shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and the Secretary must receive, at the principal executive offices of the Corporation, such update and supplement not later than five business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof. The obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws (including without limitation Section 2.2) shall not limit the Corporation’s rights or remedies with respect to any deficiencies in any notice provided by a shareholder (or be deemed to cure any such defects), extend any applicable deadlines hereunder or under any other provision of the Bylaws, or enable or be deemed to permit a shareholder who has previously submitted notice hereunder or under any other provision of the Bylaws to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and or resolutions proposed to be brought before a meeting of the shareholders.

(4) The proposed business must not be an improper subject for shareholder action under applicable law, and the shareholder must comply with state law, the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.2.

(5) The shareholder (or a qualified representative of the shareholder) must appear at the meeting of shareholders to propose such business and another shareholder must second the proposal.

(c)    The meeting’s presiding officer shall determine whether any proposal to bring business before the meeting was made in accordance with this Section 1.2 and, if any proposed business is not in compliance with this Section 1.2, to declare that such defective proposal be disregarded. The presiding officer shall have sole authority to decide questions of compliance with the foregoing procedures, and his or her ruling shall be final.

(d)    Nothing in this Section 1.2 shall be deemed to affect any rights of shareholders to request inclusion of proposals in, or the Corporation’s right to omit proposals from, the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or any successor provision. The provisions of this Section 1.2 shall also govern what constitutes timely notice for purposes of Rule 14a-4(c) under the Exchange Act.

Section 1.3 Special Meetings.

(a)    Special meetings of the shareholders may be called only by the Board Chair, the Chief Executive Officer, the President, or a majority of the Board of Directors. In addition, shareholders holding not less than two-thirds of all issued and outstanding shares which are entitled to vote for the election of Directors may call a special meeting of shareholders by providing a notice to the Secretary signed by the requisite number of shareholders and setting forth the information required by and complying with all applicable requirements under Section 1.2(b)(3).

(b)    Each special meeting shall be held on such date, at such time and at such place, within or without the State of Missouri, or by means of remote communication, or by both in person meeting and by remote communication, as shall be determined by the Board of Directors; provided, however, the Secretary shall call a special meeting called by the shareholders not later than ninety (90) days after receipt of the shareholder notice.

(c)    Business transacted at any special meeting shall be confined to the purposes stated in the notice thereof.

Section 1.4 Quorum.

(a)    The holders of a majority of the shares entitled to vote at any meeting of the shareholders, present in person or by proxy, shall constitute a quorum, and, except as otherwise required by law, the Restated Articles of Incorporation or these Bylaws, the act of the majority of such quorum shall be deemed the act of the shareholders. The shareholders present at a meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of such number of shareholders as to reduce the remaining shareholders to less than a quorum.

(b)    Whether or not a quorum is present, the presiding officer shall have the power, except as otherwise provided by law, successively to adjourn the meeting to another place, date or time not longer than 90 days after each such adjournment, and no notice of any such adjournment need be given to shareholders if the place, date and time of the adjourned meeting are announced at the meeting at which the adjournment is taken. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 1.5 Qualification of Voters. The Board of Directors may fix a record day prior to the day of holding any meeting of the shareholders as the time as of which the shareholders are deemed shareholders of record. Only those persons who are shareholders of record shall be entitled to notice of, to attend and to vote, in person or by proxy, at such meeting; provided, however, no proxy shall be voted after 11 months from the date of its execution unless otherwise provided in the proxy.

Section 1.6 No Cumulative Voting. Shareholders do not have the right to cumulate their votes in any manner in connection with the election of Directors.

Section 1.7 Procedure. The Board Chair, or in his or her absence the Lead Director, or in his or her absence the Chief Executive Officer, or in his or her absence the President, or in his or her absence the Secretary, shall preside at an annual or special meeting of the shareholders. In the absence of all of the above named officers, the Board of Directors shall select the person to preside at any meeting of the shareholders. It shall be the duty of such presiding officer to preserve order and ensure that the meeting is conducted in a businesslike and proper manner. The presiding officer shall have sole, complete and absolute authority to fully carry out his or her duties, including, without limitation, the power to postpone or adjourn the meeting from time to time if in his or her discretion such action is necessary or advisable to ensure order, to seek and receive advice of counsel, or to ensure fair and complete voting. The ruling of the presiding officer on any matter shall be final and conclusive. The presiding officer shall establish the order of business and such rules and procedures for the conduct of the meeting as in his or her sole, complete and absolute discretion he or she determines appropriate under the circumstances, including, without limitation, establishing (i) rules and procedures for maintaining order at the meeting and the safety of those present, (ii) limitations on participation in such meeting to shareholders of record, their duly authorized and constituted proxies and such other persons as the presiding officer shall permit, (iii) restrictions on entry to the meeting after the time fixed for the commencement thereof, (iv) limitations on the time allotted to questions or comments by participants, (v) regulation of the voting or balloting, as applicable, and (vi) determination of matters which are to be voted on by ballot, if any. Unless and to the extent determined by the Board of Directors or the presiding officer, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.

Section 1.8 Certification of Votes. If the object of a shareholders’ meeting be to elect Directors or to take a vote of the shareholders on any proposition, then the presiding officer shall appoint not less than two persons, who are not Directors, inspectors to receive and canvass the votes given at such meeting and certify the result to him or her. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Any report or certificate made by the inspectors shall be prima facie evidence on the facts stated therein.

Section 1.9 Transmittal of Notices.

(a)    Notices to shareholders regarding the annual meeting or special meetings shall be in writing, shall provide the place, date and hour set, and means of remote communication, if any, for the meeting, shall be given no less than ten nor more than 70 days before the date of the meeting, by or at the direction of the Secretary, to each shareholder of record entitled to vote at such meeting.

(b)    Notices to shareholders may be delivered in any reasonable manner including, but not limited to, U.S. mail, private courier, hand delivery or electronic transmission. An electronic transmission means any process of communication not directly involving the physical transfer of paper that is suitable for the retention, retrieval and reproduction of information by the recipient, including, but not limited to, facsimile transmission, telex, telegram and communication utilizing the internet. Notice by U.S. mail or private courier shall be deemed given when deposited with the postal service or courier. Notice by electronic transmission shall be deemed given when transmitted.

Section 1.10 Action by Consent. Any action which may be taken at a meeting of the shareholders may be taken without a meeting if consents in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

Section 1.11 Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing (or in such manner prescribed by The Missouri General and Business Corporation Law) by the shareholder, or by such shareholder’s duly authorized attorney in fact. Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for exclusive use by the Board of Directors.

ARTICLE 2. DIRECTORS

Section 2.1 Number, Election, Removal and Vacancies. The whole Board of Directors shall consist of not less than three nor more than 15 members, the exact number to be set from time to time by the Board of Directors. No decrease in the number of Directors shall shorten the term of any incumbent Director. The Directors shall be elected at the annual meeting of the shareholders, except as provided below, and each Director elected shall hold office until his or her successor is elected and qualified. Directors may be removed during their term only for cause and then only by the holders of a majority of the shares entitled to vote at an election of Directors, represented in person or by proxy at any duly constituted meeting of the shareholders called for the purpose of removing any such Directors. Vacancies on the Board of Directors and newly created directorships resulting from any increase in the number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director, until the next election of Directors by the shareholders.

Section 2.2 Advance Notice of Nominations.

(a)    Nominations of individuals for election to the Board of Directors may be made at an annual meeting of shareholders (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of a majority of the Board of Directors, or (iii) by any shareholder in accordance with Section 2.2(b).

(b)    For any nomination to be properly brought before an annual meeting by a shareholder:

(1) The shareholder must be a shareholder of record both at the time of giving of notice required in this Section 2.2(b) and at the time of the meeting.

(2) The Secretary must receive, at the principal executive offices of the Corporation, a written notice from the shareholder not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if (i) no annual meeting was held in the previous year or (ii) the date of the annual meeting is advanced or delayed by more than 30 days from such anniversary date, notice by the shareholder must be received not later than the later of the 90th day prior to such annual meeting or the tenth day following the public announcement of such meeting. Neither an adjournment nor a postponement of an annual meeting (or an announcement thereof) shall begin a new time period for delivering a shareholder’s notice.

(3) The shareholder’s notice shall set forth:

(i) as to each proposed nominee (a) the name, age, business and residential addresses, and principal occupation or employment of each proposed nominee, (b) the nominee’s Disclosable Interests, if any, as of the date of such notice, including without limitation any Disclosable Interests held by members of such nominee’s immediate family sharing the same household (which information shall be supplemented by such nominee, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), (c) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships between or among such shareholder and beneficial owner, if any, and their respective affiliates or others acting in concert therewith (on the one hand) and each proposed nominee and his or her affiliates or others acting in concert therewith (on the other hand), including without limitation all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, (d) a completed and signed questionnaire, representation and agreement required by Section 2.2(e), (e) all other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors in a contested election, or is otherwise required pursuant to Regulation 14A under the Exchange Act, and (f) the written consent of each proposed nominee to being named as a nominee in ~~the~~any proxy statement and to serve as a Director of the Corporation if so elected; and

(ii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, (a) the name and address of such shareholder and beneficial owner, as they appear on the Corporation’s books, (b) the shareholder’s and beneficial owner’s Disclosable Interests, if any, as of the date of such notice, including without limitation any Disclosable Interests held by members of such shareholder’s immediate family sharing the same household (which information shall be supplemented by such shareholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), (c) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (d) any other information that would be required to be provided by the shareholder or beneficial owner in a proxy statement or other filing required to be made in connection with solicitations of proxies for the proposal pursuant to Regulation 14A under the Exchange Act in such person’s capacity as a proponent of a shareholder proposal, ~~and~~(e) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by such shareholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, if any, (~~e~~f) a representation as to whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee, or (ii) otherwise solicit proxies from shareholders in support of such nominee, and (g) a representation that such shareholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least sixty-seven percent (67%) of the Corporation’s outstanding capital stock.

In addition, to be considered timely, a shareholder’s notice to the Secretary shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and the Secretary must receive, at the principal executive offices of the Corporation, such update and supplement not later than five business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof. The shareholder giving the notice shall also deliver to the Corporation no later than five (5) business days prior to the date of the meeting or, if practicable, any adjournment, recess, rescheduling or postponement thereof (or, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned, recessed, rescheduled, or postponed) reasonable evidence that it has complied with the requirements of Rule 14a-19 of the Exchange Act.

(4) Any proposed nominee shall furnish any information, in addition to that required above, to the Corporation as it may reasonably require to determine the eligibility of the proposed nominee to serve as an independent Director or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

(c)    Nominations of individuals for election to the Board of Directors may be made at a special meeting of shareholders at which Directors are to be elected (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of a majority of the Board of Directors, or (iii) provided that the Board of Directors has determined that Directors shall be elected at such special meeting, by any shareholder in accordance with Section 2.2(d).

(d)    For any nomination to be properly brought before a special meeting by a shareholder:

(1) The shareholder must be a shareholder of record both at the time of giving of notice provided for in this Section 2.2(d) and at the time of the meeting.

(2) The Secretary must receive, at the principal executive offices of the Corporation, a written notice from the shareholder not later than the later of the 90th day prior to such special meeting or the tenth day following the public announcement of such special meeting. Such notice must contain the same information and comply with all applicable requirements as required under Section 2.2(b)(3). Neither an adjournment nor a postponement of a special meeting (or an announcement thereof) shall begin a new time period for delivering a shareholder’s notice.

(3) No other proposals of business by a shareholder, other than the nomination of persons for election to the Board of Directors requested by a shareholder, may be considered at the special meeting.

(4) Any proposed nominee shall furnish any information, in addition to that required above, to the Corporation as it may reasonably require to determine the eligibility of the proposed nominee to serve as an independent Director or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

(e)    Subject to the terms and conditions set forth in these Bylaws, the Corporation shall include in its proxy statement for annual meetings of shareholders after the 2017 annual meeting the name, together with the Required Information (as defined below), of qualifying persons nominated for election (the “Shareholder Nominee”) to the Board of Directors by a shareholder or group of shareholders that satisfy the requirements of this Section 2.2(e), including without limitation qualifying as an Eligible Shareholder (as defined below) and that expressly elects at the time of providing the written notice required by this Section 2.2(e) (a “Proxy Access Notice”) to have its nominee included in the Corporation’s proxy materials pursuant to this Section 2.2(e).

(1) For the purposes of this Section 2.2(e):

(i) “Voting Stock” shall mean outstanding shares of capital stock of the Corporation entitled to vote generally for the election of Directors;

(ii) “Constituent Holder” shall mean any shareholder, investment fund included within a Qualifying Fund (as defined below) or beneficial holder whose stock ownership is counted for the purposes of qualifying as holding the Proxy Access Request Required Shares (as defined below) or qualifying as an Eligible Shareholder (as defined below);

(iii) “affiliate” and “associate” shall have the meanings ascribed thereto in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”); provided, however, that the term “partner” as used in the definition of “associate” shall not include any limited partner that is not involved in the management of the relevant partnership; and

(iv) a shareholder (including any Constituent Holder) shall be deemed to own only those outstanding shares of Voting Stock as to which the shareholder itself (or such Constituent Holder itself) possesses both (a) the full voting and investment rights pertaining to the shares and (b) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. The number of shares calculated in accordance with the foregoing clauses (a) and (b) shall be deemed not to include (and to the extent any of the following arrangements have been entered into by affiliates of the shareholder (or of any Constituent Holder), shall be reduced by) any shares (x) sold by such shareholder or Constituent Holder (or any of either’s affiliates) in any transaction that has not been settled or closed, including any short sale, (y) borrowed by such shareholder or Constituent Holder (or any of either’s affiliates) for any purposes or purchased by such shareholder or Constituent Holder (or any of either’s affiliates) pursuant to an agreement to resell, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such shareholder or Constituent Holder (or any of either’s affiliates), whether any such instrument or agreement is to be settled with shares, cash or other consideration, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party thereto would have, the purpose or effect of (i) reducing in any manner, to any extent or at any time in the future, such shareholder’s or Constituent Holder’s (or either’s affiliate’s) full right to vote or direct the voting of any such shares, and/or (ii) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such shareholder or Constituent Holder (or either’s affiliate). A shareholder (including any Constituent Holder) shall be deemed to own shares held in the name of a nominee or other intermediary so long as the shareholder itself (or such Constituent Holder itself) retains the right to instruct how the shares are voted with respect to the election of Directors and the right to direct the disposition thereof and possesses the full economic interest in the shares. For purposes of this Section 2.2(e), a shareholder’s (including any Constituent Holder’s) ownership of shares shall be deemed to continue during any period in which the shareholder has loaned such shares so long as such shareholder retains the power to recall such shares on no greater than five business days’ notice or has delegated any voting power over such shares by means of a proxy, power of attorney or other instrument or arrangement so long as such delegation is revocable at any time by the shareholder.

(2) For purposes of this Section 2.2(e), the “Required Information” that the Corporation will include in its proxy statement is (i) the information concerning the Shareholder Nominee and the Eligible Shareholder that the Corporation determines is required to be disclosed in the Corporation’s proxy statement by the regulations promulgated under the Exchange Act; and (ii) if the Eligible Shareholder so elects, a Statement (as defined below). The Corporation shall also include the name of the Shareholder Nominee in its proxy card. Any other provision of these Bylaws notwithstanding, the Corporation may in its sole discretion solicit against, and include in the proxy statement its own statement(s) or other information relating to, any Eligible Shareholder and/or Shareholder Nominee, including any information provided to the Corporation with respect to the foregoing.

(3) To be timely, a shareholder’s Proxy Access Notice must be received by the Secretary at the principal executive offices of the Corporation within the time periods applicable to shareholder notices of nominations pursuant to Section 2.2(b). Neither an adjournment nor a postponement of an annual meeting (or an announcement thereof) shall begin a new time period for delivering a Proxy Access Notice.

(4) The maximum number of Shareholder Nominees (including Shareholder Nominees that were submitted by an Eligible Shareholder for inclusion in the Corporation’s proxy materials pursuant to this Section 2.2(e) but are either subsequently withdrawn or that the Board of Directors decides to nominate as Board of Directors’ nominees or otherwise appoint to the Board) appearing in the Corporation’s proxy materials pursuant to this Section 2.2(e) with respect to an annual meeting of shareholders shall not exceed the greater of (x) two Directors or (y) the largest whole number that does not exceed 20% of the number of Directors in office as of the last day on which a Proxy Access Notice may be delivered in accordance with the procedures set forth in this Section 2.2(e) (such greater number, the “Permitted Number”); provided, however, that the Permitted Number shall be reduced by:

(i) the number of Directors in office or director candidates for whom access to the Corporation’s proxy materials was previously provided (or requested) pursuant to this Section 2.2(e), other than (a) any such director referred to in this clause (i) whose term of office will expire at such annual meeting and who is not seeking (or agreeing) to be nominated at such meeting for another term of office and (b) any such director who at the time of such annual meeting will have served as a director continuously as a nominee of the Board of Directors for at least two successive annual terms;

(ii) the number of such director candidates for which the Corporation shall have received one or more shareholder notices nominating director candidates pursuant to Section 2.2(b); and

(iii) the number of Directors in office or director candidates that in either case were elected or appointed to the Board of Directors or will be included in the Corporation’s proxy materials with respect to such annual meeting as an unopposed (by the Corporation) nominee, pursuant to an agreement, arrangement or other understanding with a shareholder or group of shareholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of Voting Stock, by such shareholder or group of shareholders, from the Corporation), other than any such director referred to in this clause (iii) whose term of office will expire at such annual meeting and who is not seeking (or agreeing) to be nominated at such meeting for another term of office; provided that this clause (iii) shall only apply to the annual meeting which follows such agreement, arrangement or understanding;

provided, further, in the event the Board of Directors resolves to reduce the size of the Board of Directors effective on or prior to the date of the annual meeting, the Permitted Number shall be calculated based on the number of Directors in office as so reduced. An Eligible Shareholder submitting more than one Shareholder Nominee for inclusion in the Corporation’s proxy statement pursuant to this Section 2.2(e) shall rank such Shareholder Nominees based on the order that the Eligible Shareholder desires such Shareholder Nominees to be selected for inclusion in the Corporation’s proxy statement and include such specified rank in its Proxy Access Notice. If the number of Shareholder Nominees pursuant to this Section 2.2(e) for an annual meeting of shareholders exceeds the Permitted Number, then the highest ranking qualifying Shareholder Nominee from each Eligible Shareholder will be selected by the Corporation for inclusion in the proxy statement until the Permitted Number is reached, going in order of the amount (largest to smallest) of the ownership position as disclosed in each Eligible Shareholder’s Proxy Access Notice. If the Permitted Number is not reached after the highest ranking Shareholder Nominee from each Eligible Shareholder has been selected, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

(5) An “Eligible Shareholder” is one or more shareholders of record who own and have owned, or are acting on behalf of one or more beneficial owners who own and have owned (in each case as defined above), in each case continuously for at least three years as of both the date that the Proxy Access Notice is received by the Corporation pursuant to this Section 2.2(e), and as of the record date for the determination of shareholders entitled to notice and to vote at the annual meeting, at least three percent of the aggregate voting power of the Voting Stock (the “Proxy Access Request Required Shares”), and who continue to own the Proxy Access Request Required Shares at all times between the date such Proxy Access Notice is received by the Corporation and the date of the applicable annual meeting, provided that the aggregate number of shareholders, and, if and to the extent that a shareholder is acting on behalf of one or more beneficial owners, of such beneficial owners, whose stock ownership is counted for the purpose of satisfying the foregoing ownership requirement shall not exceed 20. Two or more investment funds that are part of same family of funds by virtue of being under common management and investment control, under common management and sponsored primarily by the same employer or a “group of investment companies” (as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended) (a “Qualifying Fund”) shall be treated as one shareholder for the purpose of determining the aggregate number of shareholders in this subsection (5), provided that each fund included within a Qualifying Fund otherwise meets the requirements set forth in this Section 2.2(e). No shares may be attributed to more than one group constituting an Eligible Shareholder under this Section 2.2(e), and no shareholder may be a member of more than one group constituting an Eligible Shareholder. A record holder acting on behalf of one or more beneficial owners will not be counted separately as a shareholder with respect to the shares owned by beneficial owners on whose behalf such record holder has been directed in writing to act, but each such beneficial owner will be counted separately, subject to the other provisions of this subsection (5), for purposes of determining the number of shareholders whose holdings may be considered as part of an Eligible Shareholder’s holdings. Proxy Access Request Required Shares will qualify as such if and only if the beneficial owner of such shares as of the date of the Proxy Access Notice has itself individually beneficially owned such shares continuously for the three-year period ending on that date and through the other applicable dates referred to above (in addition to the other applicable requirements being met).

(6) No later than the final date when a Proxy Access Notice pursuant to this Section 2.2(e) may be timely delivered to the Secretary, an Eligible Shareholder (including each Constituent Holder) must provide the information required by Section 2.2(b)(3) of this Article II to the Secretary of the Corporation and also provide the following information in writing to the Secretary:

(i) with respect to each Constituent Holder, the name and address of, and number of shares of Voting Stock owned by, such person;

(ii) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven calendar days prior to the date the Proxy Access Notice is delivered to the Corporation, such person owns, and has owned continuously for the preceding three years, the Proxy Access Request Required Shares, and such person’s agreement to provide:

(a) within 10 days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying such person’s continuous ownership of the Proxy Access Request Required Shares through the record date, together with any additional information reasonably requested to verify such person’s ownership of the Proxy Access Request Required Shares; and

(b) immediate notice if the Eligible Shareholder ceases to own any of the Proxy Access Request Required Shares prior to the date of the applicable annual meeting of shareholders;

(iii) a representation that such person:

(a) acquired the Proxy Access Request Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have any such intent;

(b) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Shareholder Nominee(s) being nominated pursuant to this Section 2.2(e);

(c) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act with respect to the Corporation in support of the election of any individual as a director at the annual meeting other than its Shareholder Nominee(s) or a nominee of the Board of Directors;

(d) will not distribute to any shareholder of the Corporation any form of proxy for the annual meeting other than the form distributed by the Corporation; and

(e) will provide facts, statements and other information in all communications with the Corporation and its shareholders that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and will otherwise comply with all applicable laws, rules and regulations in connection with any actions taken pursuant to this Section 2.2(e);

(iv) in the case of a nomination by a group of shareholders that together is such an Eligible Shareholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating shareholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and

(v) an undertaking that such person agrees to:

(a) assume all liability stemming from, and indemnify and hold harmless the Corporation and its affiliates and each of its and their directors, officers, and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or its affiliates or any of its or their directors, officers or employees arising out of any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the shareholders of the Corporation or out of the information that the Eligible Shareholder provided to the Corporation in connection with the nomination of the Shareholder Nominee(s) or its efforts to elect such person(s) to the Board;

(b) promptly provide to the Corporation such other information as the Corporation may reasonably request; and

(c) file with the Securities and Exchange Commission any solicitation by the Eligible Shareholder of shareholders of the Corporation relating to the annual meeting at which the Shareholder Nominee will be nominated.

In addition, no later than the final date when a Proxy Access Notice pursuant to this Section 2.2(e) may be timely delivered to the Secretary, a Qualifying Fund whose stock ownership is counted for purposes of qualifying as an Eligible Shareholder must provide to the Secretary of the Corporation documentation reasonably satisfactory to the Board of Directors that demonstrates that the funds included within the Qualifying Fund satisfy the definition thereof. In order to be considered timely, any information required by this Section 2.2(e) to be provided to the Corporation must be further updated and supplemented (through receipt by the Secretary) if necessary so that the information shall be true and correct as of the record date for the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and the Secretary must receive, at the principal executive offices of the Corporation, such update and supplement not later than five business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof.

(7) The Eligible Shareholder may provide to the Secretary, at the time the information required by this Section 2.2(e) is originally provided, a single written statement for inclusion in the Corporation’s proxy statement for the annual meeting, not to exceed 500 words, in support of the candidacy of each such Eligible Shareholder’s Shareholder Nominee(s) (the “Statement”). Notwithstanding anything to the contrary contained in this Section 2.2(e), the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is materially false or misleading, omits to state any material fact, directly or indirectly without factual foundation impugns the character, integrity or personal reputation of or makes charges concerning improper, illegal or immoral conduct or associations with respect to any person or would violate any applicable law or regulation.

(8) No later than the final date when a Proxy Access Notice pursuant to this Section 2.2(e) may be timely delivered to the Secretary, each Shareholder Nominee must provide to the Secretary the information required by Section 2.2(b), a completed and executed questionnaire, with respect to the background and qualification of such individual and the background of any other person or entity on whose behalf, directly or indirectly, the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), and the representation and agreement as required by Section 2.2(e) and also:

(i) provide an executed agreement, in a form deemed satisfactory by the Board of Directors or its designee (which form shall be provided by the Corporation reasonably promptly upon written request of a shareholder), that such Shareholder Nominee consents to being named in the Corporation’s proxy statement and form of proxy card (and will not agree to be named in any other person’s proxy statement or form of proxy card with respect to the Corporation) as a nominee and to serving as a director of the Corporation if elected and that such Shareholder Nominee will promptly provide to the Corporation such other information as the Corporation may reasonably request; and

(ii) provide such additional information as necessary to permit the Board of Directors to determine if any of the matters referred to in subsection (10) below apply and to determine if such Shareholder Nominee has any direct or indirect relationship with the Corporation other than those relationships that have been deemed categorically immaterial pursuant to the Corporation’s Corporate Governance Guidelines or is or has been subject to any event specified in Item 401(f) of Regulation S-K (or successor rule) of the Securities and Exchange Commission.

In the event that any information or communications provided by the Eligible Shareholder (or any Constituent Holder) or the Shareholder Nominee to the Corporation or its shareholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the Secretary of any defect in such previously provided information and of the information that is required to correct any such defect; it being understood for the avoidance of doubt that providing any such notification shall not be deemed to cure any such defect or limit the remedies (including without limitation under these Bylaws) available to the Corporation relating to any such defect.

Any proposed Shareholder Nominee shall also furnish any information, in addition to that required above, to the Corporation as it may reasonably require to determine the eligibility of the proposed nominee to serve as an independent Director or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

(9) Any Shareholder Nominee who is included in the Corporation’s proxy statement for a particular annual meeting of shareholders, but subsequently is determined not to satisfy the eligibility requirements of this Section 2.2(e) or any other provision of these Bylaws, the Restated Articles of Incorporation or other applicable regulation any time before the annual meeting of shareholders, will not be eligible for election at the relevant annual meeting of shareholders.

(10) The Corporation shall not be required to include, pursuant to this Section 2.2(e), a Shareholder Nominee in its proxy materials for any annual meeting of shareholders, or, if the proxy statement already has been filed, to allow the nomination of (or vote with respect to) a Shareholder Nominee (and may declare such nomination ineligible), notwithstanding that proxies in respect of such vote may have been received by the Corporation:

(i) who is not independent under the listing standards of the principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s Directors (including without limitation the Corporation’s Director Qualification Standards) or who is not a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule) or who is not an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (or any successor provision), in each case as determined by the Board of Directors;

(ii) whose service as a member of the Board of Directors would violate or cause the Corporation to be in violation of these Bylaws, the Restated Articles of Incorporation, the rules and listing standards of the principal U.S. exchange upon which the common stock of the Corporation is traded, or any applicable law, rule or regulation;

(iii) who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, or who is a subject of a pending criminal proceeding (other than in connection with traffic violations and other similar minor offenses), has been convicted in a criminal proceeding within the past 10 years or is subject to an order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act;

(iv) if the Eligible Shareholder (or any Constituent Holder) or applicable Shareholder Nominee otherwise breaches or fails to comply in any material respect with its obligations pursuant to this Section 2.2(e) or any agreement, representation or undertaking required by this Section 2.2(e); or

(v) if the Eligible Shareholder ceases to be an Eligible Shareholder for any reason, including but not limited to not owning the Proxy Access Request Required Shares through the date of the applicable annual meeting.

Any proposed Shareholder Nominee shall furnish any information, in addition to that required above, to the Corporation as it may reasonably require to determine the eligibility of the proposed nominee to serve as an independent Director or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

(f)    Only such persons who are nominated in accordance with the procedures set forth in this Section 2.2 shall be eligible to serve as Directors. The presiding officer shall determine whether a nomination was made in accordance with this Section 2.2 and, if any proposed nomination is not in compliance with this Section 2.2, to declare that such defective nomination be disregarded. The presiding officer shall have sole authority to decide questions of compliance with the foregoing procedures, and his or her ruling shall be final.

(g)    Notwithstanding anything to the contrary in this Section 2.2, (i) unless the shareholder (or a qualified representative of the shareholder) appears at the applicable meeting of shareholders to present the nomination and another shareholder seconds the shareholder’s motion, such nomination shall be disregarded, and (ii) a shareholder shall also comply with state law and the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.2.

Section 2.3 Qualification. No person shall be eligible to be elected and to hold office as a Director if such person is determined by a majority of the whole Board of Directors to have acted contrary to the best interests of the Corporation, including, but not limited to, (i) violation of either State or Federal law, (ii) maintenance of interests not properly authorized and in conflict with the interests of the Corporation, or (iii) breach of any agreement between such Director and the Corporation relating to such Director’s services as a Director, employee or agent of the Corporation.

Section 2.4 Regular and Special Directors’ Meetings.

(a)    Regular meetings of the Board of Directors may be held at such time and at such place, within or without the State of Missouri, as shall from time to time be determined by the Board of Directors. No notice of regular meetings of the Board of Directors need be given.

(b)    Special meetings of the Board of Directors may be called by the Board Chair, the Lead Director, Chief Executive Officer or the President, and shall be called by the Secretary on the written request of three or more Directors. Notice of any special meeting shall be given to each Director at such Director’s last known address by telephone, electronic transmission or other means not later than the day preceding the date of the meeting. Attendance of a Director at any meeting shall constitute a waiver of notice of the meeting, except where a Director attends a meeting for the sole and express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

(c)    A majority of members of the Board of Directors in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but a lesser number may adjourn a meeting to another time or day if a quorum is not present. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by the Restated Articles of Incorporation, by these Bylaws or by law.

(d)    Members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in this manner shall constitute presence in person at the meeting.

Section 2.5 Action by Consent. Any action which is required to be or may be taken at a meeting of the Directors may be taken without a meeting if consents in writing, setting forth the action so taken, are signed by all the Directors. Any action which is required to be or may be taken at a meeting of a committee of Directors may be taken without a meeting if consents in writing, setting forth the action so taken, are signed by all the members of the committee.

Section 2.6 Committees.

(a)    The Board of Directors shall have three standing committees—the Audit Committee, the Human Resources and Compensation Committee and the Nominating, Governance and Sustainability Committee—and may designate other committees in its discretion. Each committee shall consist of not less than two Directors and shall have such powers and duties as shall be delegated to it by the Board of Directors.

(b)    Each member of such committee shall hold office at the pleasure of the Directors and may be removed by the Board of Directors at any time with or without cause. Vacancies occurring in any committee may be filled by the Board of Directors. During any vacancy on a committee, the remaining members shall have full power to act as the committee.

(c)    Each committee may prescribe its own rules for calling and holding meetings and its method of procedure, subject, however, to any rules prescribed by the Board of Directors, and, if no such rules shall have been prescribed, the rules applicable to calling and holding of a meeting of the Board of Directors shall apply to the committee meetings.

(d)    A quorum for any meeting of a committee shall consist of not less than a majority of the members in office at the time. A Director who may be disqualified, by reason of personal interest, from voting on any particular matter before a meeting of a committee may nevertheless be counted for the purpose of constituting a quorum of the committee. At each meeting of the committee at which a quorum is present, all questions and business shall be determined by the affirmative vote of not less than a majority of the members present.

(e)    Notwithstanding anything to the contrary in this Section 2.6, no committee shall be empowered to elect Directors to fill vacancies among the Directors or on any committee of the Directors.

(f)    Persons dealing with the Corporation shall be entitled to rely upon any action of a committee with the same force and effect as though such action had been taken by the Directors. Subject to the rights of third persons, any action of a committee shall be subject to revision or alteration by the Directors.

Section 2.7 Compensation of Directors. Directors and members of any committee of the Board of Directors shall be entitled to such reasonable compensation and fees for their services as such as shall be fixed from time to time by resolution of the Board of Directors and shall also be entitled to reimbursement for any reasonable expenses incurred in attending meetings of the Board of Directors and any committee thereof; provided, that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 2.8 Honorary Directors. In addition to the Directors, there may be as many Honorary or Advisory Directors and Directors Emeritus as the Board of Directors may appoint. Honorary or Advisory Directors and Directors Emeritus (i) shall have no liability after they become such for the actions of the Board of Directors, (ii) shall be notified of all meetings of the Board of Directors in the same manner as the Directors, but shall not be required to attend any meeting of the Board of Directors, and (iii) shall not have the right to vote on matters before such meetings.

ARTICLE 3. OFFICERS

Section 3.1 Officers. The officers of the Corporation may include the Board Chair, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the President, one or more Vice Presidents, the Secretary, the Treasurer, and such other officers, assistant or deputy officers as may be appointed from time to time. Any two or more offices may be held by the same person. The officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices or as shall be specified from time to time by the Board of Directors or the Board Chair, regardless of whether such authority and duties are customarily incident to such office.

Section 3.2 Appointment. The officers of the Corporation shall be appointed by the Board of Directors. The Board of Directors may delegate its authority to appoint one or more officers to the Chief Executive Officer; provided, however, that the authority to appoint the Board Chair, the Chief Executive Officer, the President and the Secretary shall not be delegated. Each officer shall hold office until his or her death, resignation, retirement or removal or until such officer’s successor is appointed.

Section 3.3 Removal. Any officer may be removed by the Board of Directors at any time, with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. In addition, any officer which the Chief Executive Officer has the authority to appoint may be removed by the Chief Executive Officer at any time, with or without cause. Election or appointment of an officer shall not of itself create contract rights.

ARTICLE 4. CERTIFICATES FOR SHARES

Section 4.1 Issuance of Certificates. The shares of the Corporation shall be represented by certificates, provided, however, that the Board of Directors may provide by resolution that some or all of any classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate, in any form approved by the Board of Directors, certifying the number and class of shares owned by the shareholder in the Corporation, signed by (i) the Board Chair, the Chief Executive Officer, the President or a Vice President, and (ii) the Secretary or Treasurer or an Assistant Secretary or an Assistant Treasurer of the Corporation, and sealed with the seal of the Corporation which may be a facsimile engraved or printed. Each certificate representing shares shall state upon the face thereof that the Corporation is organized under the laws of the State of Missouri, the name of the person to whom issued, the number and class and the designation of the series, if any, which such certificate represents, and the par value of each share represented by such certificate or a statement that the shares are without par value.

If the certificate is countersigned by a transfer agent other than the Corporation or its employee, or by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile signature, or may be engraved or printed. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on the certificate shall have ceased to be an officer, transfer agent or registrar before the certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

Section 4.2 Lost, Stolen, Destroyed or Mutilated Certificate. The holder of any shares of stock of the Corporation shall immediately notify the Corporation and its transfer agents and registrars, if any, of any loss, theft, destruction or mutilation of the certificates representing the same. The Corporation, acting through any of its duly authorized officers or other duly authorized employees, may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen, destroyed or mutilated, upon the filing of an affidavit of that fact by the person claiming the certificate to be lost, stolen, destroyed or mutilated. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, destroyed or mutilated certificate or certificates, or the owner’s legal representative, to advertise the same in such manner as the Corporation shall require and/or to give the Corporation a bond in such sum and in such form as the Corporation may direct, and with a surety or sureties which the Corporation finds satisfactory, as indemnity against any claim or liability that may be made against or incurred by the Corporation and its transfer agents and registrars, if any, with respect to the certificate alleged to have been lost, stolen, destroyed or mutilated.

Section 4.3 Transfer of Stock; Certificate Cancellation. The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives. Upon transfer of certificated shares, the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers or to such other persons as the Board of Directors may designate, by whom they shall be cancelled and new certificates shall thereupon be issued. In the case of uncertificated shares, transfer shall be made only upon receipt of transfer documentation reasonably acceptable to the Corporation.

Section 4.4 Registered Owner. The Corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Missouri.

Section 4.5 Transfer Agents and Registrars. The Board of Directors may appoint one or more transfer agents or transfer clerks and one or more registrars which may be banks, trust companies or other financial institutions located within or without the State of Missouri; may define the authority of such transfer agents and registrars of transfers; may require all stock certificates to bear the signature of a transfer agent or registrar of transfers, or both; may impose such rules, regulations or procedures regarding uncertificated shares as it deems appropriate; and may change or remove any such transfer agent or registrar of transfers.

Section 4.6 Closing of Transfer Books and Fixing of Record Date. The Board of Directors shall have the power to close the transfer books of the Corporation for a period not exceeding 70 days prior to the date of any meeting of shareholders, or the date for payment of any dividend, or the date for all allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect. In lieu of so closing the transfer books, the Board of Directors may fix in advance a record date for the determination of the shareholders entitled to notice of and to vote at any meeting and any adjournment or postponement thereof, or entitled to receive payment of any dividend or any allotment of rights, or entitled to exercise the rights in respect of any change, conversion or exchange of shares, up to 70 days prior to the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect. In such case only the shareholders who are shareholders of record on the date of closing the share transfer books, or on the record date so fixed, shall be entitled to receive notice of and to vote at such meeting and any adjournment or postponement thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the date of closing of the transfer books or the record date. If the Board of Directors does not close the transfer books or set a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders, only the shareholders who are shareholders of record at the close of business on the 20th day preceding the date of the meeting shall be entitled to notice of and to vote at the meeting and upon any adjournment or postponement of the meetings, except that if prior to the meeting written waivers of notice of the meeting are signed and delivered to the Corporation by all of the shareholders of record at the time the meeting is convened, only the shareholders who are shareholders of record at the time the meeting is convened shall be entitled to vote at the meeting and any adjournment or postponement of the meeting.

ARTICLE 5. INDEMNIFICATION

Section 5.1 Right of Directors and Officers to Indemnification. Each person who was or is a Director or officer of the Corporation shall be indemnified by the Corporation as a matter of right to the fullest extent permitted or authorized by applicable law and as otherwise provided in Article VIII of the Corporation’s Restated Articles of Incorporation.

The indemnification described in the preceding paragraph of this Article 5 shall pertain to all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person who was or is a party to or who was or is involved in any proceeding by reason of acts or omissions:

(a)    in such person’s capacity as or arising out of such person’s status as (i) a Director or officer of the Corporation; or (ii) a Director, officer, employee or agent of another

Corporation, partnership, joint venture, trust or other enterprise when so serving at the request of the Corporation; or

(b)    in any other capacity while holding the office of either Director or officer of the Corporation.

Section 5.2 Indemnification of Employees, Agents, Etc. Each person who was or is an employee or agent of the Corporation, or who was or is serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of each such person) may, at the discretion of the Board of Directors, be indemnified by the Corporation to the same extent as provided herein with respect to any person who was or is a Director or officer of the Corporation.

Section 5.3 Right of Directors and Officers to Advance of Expenses. Expenses (including attorneys’ fees) incurred by any person who was or is a Director or officer of the Corporation in defending any proceeding (including those by or in the right of the Corporation) shall be promptly advanced by the Corporation when so requested by such person at any time and from time to time, but only if the requesting person delivers to the Corporation an undertaking to repay to the Corporation all amounts so advanced if it should ultimately be determined that the requesting person is not entitled to be indemnified by the Corporation under the “indemnification sources” as defined below, agreement, vote of shareholders or disinterested Directors or otherwise.

Section 5.4 Right of Claimant to Bring Suit. If a claim for indemnification under Section 5.1 or 5.3, respectively, is not paid in full by the Corporation within 90 or 15 days, respectively, after a written claim has been received by the Corporation, the claimant may bring suit against the Corporation to recover the unpaid amount of the claim. If the claimant is successful in whole or in part in such suit, the claimant shall also be paid the expense of prosecuting such claim.

It shall be a defense to any suit seeking indemnification under Section 5.1 of these Bylaws that the claimant has not met the standards of conduct which make it permissible (under indemnification sources, agreement, vote of shareholders or disinterested Directors or otherwise) for the Corporation to indemnify the claimant. The failure of the Corporation (through its Directors, independent legal counsel or shareholders) to make a determination before the commencement of such suit that indemnification of the claimant is proper under the circumstances (because the claimant has met the applicable standard of conduct) shall not be a defense to the claimant’s action or create a presumption that the claimant has not met the applicable standard of conduct. Similarly, an actual determination by the Corporation that the claimant has not met such applicable standard of conduct, shall not be a defense to the claimant’s action nor create a presumption that the claimant has not met the applicable standard of conduct.

Section 5.5 Definitions. In this Article the following terms have the following meanings:

(a)    The term “applicable law” means (i) Section 351.355 of The Missouri General and Business Corporation Law (other than Subsection 6 thereof and any other Subsection comparable in purpose to Subsection 6) as in effect on May 7, 1986 and as thereafter amended (but in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than The Missouri General and Business Corporation Law permitted the Corporation to provide immediately prior to such amendment) and (ii) any other statutory indemnification provisions adopted after May 7, 1986.

(b)    The term “Directors” or “officers” of the Corporation shall include the heirs, executors, administrators and estate of each such person who was a Director or officer, which heirs, executors, administrators and estate shall succeed to all of the indemnification and other rights of such Director or officer.

(c)    The term “proceedings” shall mean any threatened, pending or completed action, suit or other proceeding (including those by or in the right of the Corporation) whether civil, criminal, administrative or investigative.

(d)    The term “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan.

(e)    The term “indemnification sources” shall refer jointly and severally to applicable law as defined above, this Article 5 and Article VIII of the Corporation’s Restated Articles of Incorporation.

(f)    The term “other enterprise” shall include employee benefit plans.

(g)    The term “serving at the request of the Corporation” shall include any service as a Director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such Director, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries.

Section 5.6 Rights Not Exclusive. The indemnification and other rights provided by this Article and the other indemnification sources shall not be deemed exclusive of any other rights to which a Director or officer may be entitled under any agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in such person’s official capacity and as to action in any other capacity while holding the office of Director or officer, and the Corporation may, at its discretion, provide such indemnification and other rights by any agreements, vote of shareholders or disinterested Directors or otherwise.

Section 5.7 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who was or is a Director, officer, employee or agent of the Corporation, or was or is serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against or incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under these Bylaws, other indemnification sources, agreement, vote of shareholders or disinterested Directors or otherwise.

Section 5.8 Enforceability; Amendment. Each person who was or is a Director or officer of the Corporation is a third party beneficiary of this Article 5 and shall be entitled to enforce against the Corporation all indemnification and other rights provided or contemplated by this Article 5.

This Article 5 may be hereafter amended or repealed; provided, however, no such amendment or repeal shall reduce, terminate or otherwise adversely affect the right of any person who was or is a Director or officer (i) to obtain indemnification or an advance of expenses with respect to a proceeding that pertains to or arises out of actions or omissions that occurred prior to the “Deadline Indemnification Date” as defined in the next paragraph of this Section, or (ii) to bring suit with respect to the foregoing under Section 5.4 hereof.

The term “Deadline Indemnification Date” means the later of (a) the effective date of any amendment or repeal of this Article 5 which reduces, terminates or otherwise adversely affects the rights hereunder of any person who was or is a Director or officer; (b) the expiration date of such person’s then current term of office with, or service for, the Corporation (provided such person has a stated term of office or service and completes such term); or (c) the effective date such person resigns his or her office or terminates his or her service (provided such person has a stated term of office or service but resigns prior to the expiration of such term).

ARTICLE 6. GENERAL PROVISIONS

Section 6.1 Dividends. The Board of Directors may declare and the Corporation may pay dividends on its outstanding shares in cash, property, or its own shares pursuant to law and subject to the provisions of its Restated Articles of Incorporation.

Section 6.2 Reserves. The Board of Directors may by resolution create a reserve or reserves out of earned surplus for any purpose or purposes, and may abolish any such reserve in the same manner.

Section 6.3 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors. In the absence of such resolution, the fiscal year of the Corporation shall be the calendar year.

Section 6.4 Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation and may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

Section 6.5 Examination of Books. Any shareholder of record desiring to examine the books and records of the Corporation may do so during regular business hours at the office of the Corporation where such books and records are normally kept. No such shareholder, however, may remove any such books and records from such premises, and no such shareholder shall make alterations to such books or records, and in each instance of examination by such shareholder of such books or records, an officer or employee designated by an officer of the Corporation shall be present at all times during such examination, and the regular wage or salary of such officer or employee for the period of time spent in such examination shall be paid to the Corporation by such shareholder or shareholders making such examination. Notwithstanding any provision hereinabove to the contrary, no shareholder shall have the right to examine the books or the records of the Corporation if any officer of the Corporation determines, in his or her discretion, that such examination may be to the detriment or competitive disadvantage of the Corporation or if the purpose of such examination is improper.

Section 6.6 Amendments. These Bylaws may be altered, amended, or repealed, to the extent not prohibited by law or the Restated Articles of Incorporation, by the Board of Directors.

Section 6.7 Provisions Additional to Provisions of Law. All restrictions, limitations, requirements and other provisions of these Bylaws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.

Section 6.8 Provisions Contrary to Provisions of Law. Any portion of these Bylaws which, upon being construed in the manner provided in Section 6.7 hereof, shall be contrary to or inconsistent with any applicable provisions of law, shall not apply so long as said provisions of law remain in effect, but such result shall not affect the validity or applicability of any other portion of these Bylaws, it being hereby declared that these Bylaws and each portion thereof would have been adopted, irrespective of the fact that any portion is illegal.

PROTECTED BYLAWS

The following bylaws have been designated by the Corporation’s Board of Directors as Protected Bylaws in accordance with Article IX, Section 2 of the Corporation’s Restated Articles of Incorporation:

ARTICLE 1

Section 1.1 — Annual Meeting – Date, Place and Time
Section 1.2 — Business at Annual Meetings
Section 1.3 — Special Meetings
Section 1.4 — Quorum
Section 1.6 — No Cumulative Voting
Section 1.7 — Procedure

ARTICLE 2

Section 2.1 — Number, Election, Removal and Vacancies
Section 2.2 — Advance Notice of Nominations
Section 2.3 — Qualification
Section 2.4 — Regular and Special Directors’ Meetings
Section 2.6 — Committees

ARTICLE 5

All Sections

ARTICLE 6

Section 6.6 — Amendments

Last Reviewed: ~~November 9, 2021~~ February 22, 2023

Last Revised: ~~November 9, 2021~~ February 22, 2023

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